Exhibit 99.1

News Release

Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012

Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Provides Update on the Virginia
Cardinal Care Managed Care Contract

LONG BEACH, Calif., Feb. 29, 2024 – Molina Healthcare, Inc. (NYSE: MOH) (“Molina” or the “Company”) announced today that its Virginia health plan subsidiary, Molina Healthcare of Virginia, was not selected as an awardee in the Commonwealth of Virginia’s Cardinal Care Managed Care program. The current contract is expected to continue into the summer of 2024. Molina Healthcare of Virginia currently serves approximately 140,000 members.

The Company will evaluate next steps as further information becomes available.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit MolinaHealthcare.com.